Invesco Commodities Strategy Fund                                 SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 1/31/2011
File number:       811-05426
Series No.:        35

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                           $ 1,933
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                           $   217
        Class C                           $   160
        Class R                           $     2
        Class Y                           $   139
        Institutional Class               $     -


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.4955
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                          0.4014
        Class C                          0.4014
        Class R                          0.4641
        Class Y                          0.5226
        Institutional Class              0.4888


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           3,977
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                             518
        Class C                             430
        Class R                               6
        Class Y                             263
        Institutional Class                   1


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 22.03
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $ 21.82
        Class C                         $ 21.83
        Class R                         $ 21.96
        Class Y                         $ 22.12
        Institutional Class             $ 22.18

Invesco Health Sciences Fund                                      SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending:  1/31/2011
File number:        811-05426
Series No.:         36


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           9,647
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           1,570
        Class C                             739
        Class Y                              24


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 12.20
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $  9.87
        Class C                         $  9.91
        Class Y                         $ 12.94